Exhibit 10.1

AMENDMENT No. 6
to the
CENTURYTEL, INC. KEY EMPLOYEE
INCENTIVE COMPENSATION PLAN

WHEREAS, an amendment to the CenturyTel, Inc. Key Employee Incentive Compensation Plan (the “Plan”) was adopted by the Compensation Committee of the Board of Directors on February 26, 2007, and ratified by the Board of Directors on February 27, 2007, to clarify the circumstances under which a qualifying participant whose employment terminates due to retirement on or after age 55, death, disability or layoff may be entitled to a full or partial bonus;

NOW, THEREFORE, CenturyTel, Inc. hereby executes and delivers this Amendment No. 6 to the Plan as of this 27th day of February, 2007.

I.  AMENDMENT

Sections 4(b) and 4(c) of the Plan are hereby revised to read in its entirety as follows:

(b)              (i)        A Participant who is not employed by the Company at the time bonus payments become payable under the Plan for a Plan Year (or, for Participants receiving bonuses based on a performance period of less than the full Plan Year, the applicable portion of such Plan Year) may nevertheless be entitled to a full or partial bonus if such Participant is a “Qualifying Participant” for such Plan Year or the applicable portion thereof.

(ii)        A “Qualifying Participant” is a Participant whose employment with the Company or participation in the Plan is terminated due to:

(A)   retirement on or after age 55 after completing five full years of employment with the Company (with years of employment with the Company being determined by accumulating such Participant’s full months of employment with the Company, in the aggregate and without regard to whether such employment was continuous, and dividing such amount by 12);

(B)   a reduction in force layoff by the Company (excluding terminations for cause or due to inadequate performance) or a Company-mandated transfer to a new position that no longer qualifies such Participant to receive benefits under this Plan;

(C)   death; or

(D)   being declared eligible to receive benefits under the Company’s long-term disability plan.

(c)              Unless the Company and the Qualifying Participant otherwise agree in writing to the contrary:

(i)       Any Qualifying Participant whose employment with the Company or participation in the Plan is terminated at any time after the 60th day of a Plan Year for any of the reasons described in paragraph (b)(ii) other than disability shall be entitled to receive a pro rata bonus for such Plan Year based on the Company’s performance for the entire Plan Year and the Participant’s performance through the termination date, determined in each case on the same terms and conditions (including the same payment schedule) previously authorized under the Plan; provided, however, that such bonus shall be pro rated in accordance with the Company’s policies to reflect for bonus purposes only the Participant’s service for the portion of the year through the Participant’s last date of qualifying employment with the Company; provided, further, that if any Qualifying Participant is eligible to receive a quarterly or bi-annual bonus (or any other bonus based on performance during a period less than one full year) and the employment of such participant is terminated at any time after being employed for at least 20% of such bonus period, then such participant shall be entitled to a pro rata cash bonus for such period determined in the same manner (as adjusted to reflect the targeted bonus opportunity for such period and the portion of such period served by such participant prior to termination);

(ii)      If a Participant becomes eligible to receive long-term disability benefits as of a date (the “LTD Effective Date”) after the 60th day of a Plan Year, then the Participant shall be entitled to receive a bonus for such Plan Year equal to the sum of (a) a pro rated payment determined in the same manner as provided in paragraph (c)(i) above, but pro rated to cover the period from the first day of the Plan Year through the LTD Effective Date, and (b) a pro rated payment equal to 100% of the Participant’s Target Bonus Opportunity (including all corporate and personal components thereof) covering the period from the LTD Effective Date through the end of such Plan Year;

(iii)     Any Qualifying Participant whose employment with the Company or participation in the Plan is terminated following the completion of a Plan Year, but before bonus payments become payable under the Plan with respect to such Plan Year, shall be entitled to receive a bonus for such Plan Year based on the same terms and conditions (including the same payment schedule) previously authorized under the Plan and applicable to active Participants for such Plan Year; and

(iv)     Solely for purposes of this Plan, a Qualifying Participant’s employment with the Company or participation in the Plan will be deemed to terminate (a) in the event of retirement or death, on the last day that such participant actively and fully discharged his duties as an employee of the Company, (b) in the event of a layoff or transfer of such participant, on the effective date of termination or transfer specified by the Company in its layoff or transfer announcement, irrespective of whether the terminated or transferred employee is then actively employed, on vacation, on leave, or otherwise absent, and irrespective of whether the terminated or transferred employee receives notice of such layoff or transfer before, on or after the effective date of termination or transfer, and (c) in the event of disability, on the LTD Effective Date.

II.  EFFECT OF AMENDMENT

The Plan is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that after giving effect to this Amendment No. 6, all references in the Plan to “this Plan,” “hereto,” “hereof,” “hereunder” or words of similar impact referring to the Plan shall mean the Plan as amended through the date hereof, including this Amendment No. 6.

IN WITNESS WHEREOF, CenturyTel, Inc. has executed this amendment in its corporate name as of the date set forth above.

CENTURYTEL, INC.

By: /s/ R. Stewart Ewing, Jr.
Name: R. Stewart Ewing, Jr.
Title: EVP and CFO